Contacts:	Tammy Snook SeaChange PR 407-667-9355 tammy.snook@schange.com	Martha Schaefer SeaChange IR 978-897-0100 x3030 martha.schaefer@schange.com

SeaChange to divest its Broadcast and Storage Business

Retains Video Streaming Software and Related Hardware

ACTON, Mass., (March 21, 2012) – SeaChange International, Inc. (NASDAQ: SEAC), the leading global multi-screen video software innovator, today announced that it has signed a definitive agreement to sell its broadcast server and storage business, allowing the Company to focus on its core software and services operations including its next generation back office, video streamers, gateway software and advertising solutions.

The sale to a group of financial investors, led by a leading US-based venture firm, is expected to close after customary regulatory approvals. The new, independent company will be named XOR Media.

SeaChange CEO Raghu Rau commented, "This divestiture is an important part of our strategy to transform SeaChange into a pure play software company, significantly reduce our overall cost structure, and strengthen our ability to compete in delivering next generation multiscreen video solutions, while generating cash.”

“It’s important to note that this sale is not a parting of ways between SeaChange and the new company XOR Media. We will continue to work together to offer our customers a complete solution. We see this divestiture as a step toward a future relationship – not the ending of one,” Rau added.

As a result of the change in business, SeaChange will have the flexibility to offer its customers server and storage products from any company, including XOR Media, as part of its intelligent video platform. SeaChange will continue to provide customer service and support to all of its VOD streaming service provider customers, with renewed focus as a result of this transition, and will also provide customer service and support to any customers who purchase storage products as part of its reseller agreement with XOR Media.

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VantagePoint Capital Partners’ Terry Chen, whose portfolio companies have participated in this investment, added, “The proliferation of digital media presents a huge upside potential for XOR Media. We are excited about the synergy the new company brings with our other holdings including the Blue Whale File System utilized by XOR Media’s high performance Universal MediaLibrary storage. We see this as a key investment with the tremendous potential of XOR Media’s products, technologies, and people resources, operating independently and in partnership with SeaChange.”

Zheng Gao, President of SeaChange Storage and Servers who will become CEO of the new XOR Media, expressed his outlook of the group’s undertaking. “We are excited about the opportunity to take an industry-leading business unit and make it an even more successful independent company. XOR Media is a new business entity in name, but the same team and processes will be there for our loyal client base – only now, we have the focus and resources to bring to market storage platforms representing the next-generation NAS-SAN convergence. The industry can expect to see more of XOR Media’s open, cloud-capable, and media-optimized servers and storage expand from the existing broadcasting customer base to the entire media and entertainment industry.”

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International (NASDAQ: SEAC) enables transformative multi-screen video services through an open, cloud-based, intelligent software platform trusted by cable, IPTV and mobile operators globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior back office, advertising, content and in-home device offerings.

SeaChange’s hundreds of customers are many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world.  Visit www.schange.com.

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Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding the divestiture of the Broadcast Servers and Storage business unit, including the potential impact on the Company, and future financial performance, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued growth, development and acceptance of the video-on-demand market; the loss of one of the Company's large customers; the cancellation or deferral of purchases of the Company's products; the length of our sales cycles; the Company's ability to manage its growth; the ability of the Company to successfully sell its Broadcast Servers and Storage business unit; the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting; the Company's ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market; the Company's ability to successfully introduce new products or enhancements to existing products; the Company's ability to compete in its marketplace; the Company's ability to respond to changing technologies; the risks associated with international sales; changes in the regulatory environment; the Company’s ability to integrate the operations of acquired subsidiaries; the Company's ability to hire and retain highly skilled employees; and increasing social and political turmoil.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption "Certain Risk Factors" in the Company's Annual Report on Form 10K filed on April 14, 2011. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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